Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Echelon Corporation:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-62045, 333-44198, 333-88880, 333-110679, 333-125395, and 333-149783) of Echelon Corporation of our report dated March 17, 2008, except as to Note 2, which is as of May 16, 2008, with respect to the consolidated balance sheets of Echelon Corporation and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule, and our report dated March 17, 2008, except as to the third through sixth paragraphs of Management’s Annual Report on Internal Control over Financial Reporting (as restated), which are as of May 16, 2008, with respect to the effectiveness of internal control over financial reporting as of December 31, 2007.

Our report dated March 17, 2008, except as to the third through sixth paragraphs of Management’s Annual Report on Internal Control over Financial Reporting (as Restated), which are as of May 16, 2008, on the effectiveness of internal control over financial reporting as of December 31, 2007, expresses our opinion that Echelon Corporation did not maintain effective internal control over financial reporting as of December 31, 2007, because of the effect of material weaknesses on the achievement of objectives of the control criteria and contains an explanatory paragraph that states that material weaknesses existed in the accounting for stock-based compensation and leases.

As discussed in Note 2 to the consolidated financial statements, the consolidated financial statements as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, have been restated.

As discussed in Note 1 to the consolidated financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment.

/s/ KPMG LLP

Mountain View, California

May 16, 2008